Exhibit 99.1

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Delta Reports Financial and Operating Performance for October 2014

ATLANTA, Nov. 4, 2014 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for October 2014.

Consolidated passenger unit revenue (PRASM) for the month of October increased 3.0 percent year over year driven by improvements in domestic and transatlantic unit revenues.

Delta’s solid operating performance continued through October, with a monthly completion factor of 99.9 percent and an on-time arrival rate of 86.8 percent.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
October consolidated PRASM change year over year	3.0%
October mainline completion factor	99.9%
October on-time performance (preliminary DOT A14)	86.8%

Note: Fuel price includes taxes, transportation, settled hedges, hedge premiums and refinery impact, but excludes mark to market adjustments on open hedges.

Delta Air Lines serves nearly 165 million customers each year. This year, Delta was named the 2014 Airline of the Year by Air Transport World magazine and was named to FORTUNE magazine’s 50 Most Admired Companies, in addition to being named the most admired airline for the third time in four years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 318 destinations in 58 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia as well as a newly formed joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK, New York-LaGuardia, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products, services and technology to enhance the customer experience in the air and on the ground. Additional information is available on delta.com, Twitter @Delta, Google.com/+Delta, Facebook.com/delta and Delta’s blog takingoff.delta.com.

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Forward Looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of posting collateral in connection with our fuel hedge contracts; the impact of significant funding obligations with respect to defined benefit pension plans;  the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our dependence on technology in our operations; disruptions or security breaches of our information technology infrastructure; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at the Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the effects of terrorist attacks; the effects of the rapid spread of contagious illnesses; and the costs associated with war risk insurance.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2013. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of Nov. 4, 2014, and which we have no current intention to update.

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	Monthly Traffic Results (a)				Year to Date Traffic Results (a)

	Oct 2014	Oct 2013	Change		Oct 2014	Oct 2013	Change

RPMs (000):
Domestic	10,330,665	9,667,452	6.9%		101,202,654	96,593,174	4.8%
Delta Mainline	8,481,007	7,753,318	9.4%		83,204,131	78,146,878	6.5%
Regional	1,849,658	1,914,134	(3.4%)		17,998,523	18,446,296	(2.4%)
International	6,706,128	6,590,279	1.8%		70,724,421	68,463,035	3.3%
Latin America	1,280,419	1,123,912	13.9%		15,092,831	12,673,819	19.1%
Delta Mainline	1,252,630	1,111,407	12.7%		14,791,791	12,509,325	18.2%
Regional	27,788	12,505	122.2%		301,040	164,494	83.0%
Atlantic	3,442,217	3,464,734	(0.6%)		34,881,309	34,890,528	(0.0%)
Pacific	1,983,492	2,001,633	(0.9%)		20,750,280	20,898,688	(0.7%)
Total System	17,036,793	16,257,731	4.8%		171,927,075	165,056,209	4.2%

ASMs (000):
Domestic	12,143,309	11,770,445	3.2%		118,201,842	115,912,382	2.0%
Delta Mainline	9,818,419	9,301,044	5.6%		95,635,038	92,069,142	3.9%
Regional	2,324,889	2,469,401	(5.9%)		22,566,804	23,843,240	(5.4%)
International	8,186,589	7,847,981	4.3%		83,776,964	80,501,919	4.1%
Latin America	1,573,159	1,369,880	14.8%		18,067,341	15,113,697	19.5%
Delta Mainline	1,534,641	1,353,636	13.4%		17,667,568	14,900,837	18.6%
Regional	38,518	16,244	137.1%		399,773	212,860	87.8%
Atlantic	4,130,022	4,035,230	2.3%		40,949,501	40,658,367	0.7%
Pacific	2,483,407	2,442,871	1.7%		24,760,122	24,729,855	0.1%
Total System	20,329,897	19,618,426	3.6%		201,978,806	196,414,301	2.8%

Load Factor:
Domestic	85.1%	82.1%	3.0	pts	85.6%	83.3%	2.3	pts
Delta Mainline	86.4%	83.4%	3.0	pts	87.0%	84.9%	2.1	pts
Regional	79.6%	77.5%	2.1	pts	79.8%	77.4%	2.4	pts
International	81.9%	84.0%	(2.1)	pts	84.4%	85.0%	(0.6)	pts
Latin America	81.4%	82.0%	(0.6)	pts	83.5%	83.9%	(0.4)	pts
Delta Mainline	81.6%	82.1%	(0.5)	pts	83.7%	84.0%	(0.3)	pts
Regional	72.1%	77.0%	(4.9)	pts	75.3%	77.3%	(2.0)	pts
Atlantic	83.3%	85.9%	(2.6)	pts	85.2%	85.8%	(0.6)	pts
Pacific	79.9%	81.9%	(2.0)	pts	83.8%	84.5%	(0.7)	pts
Total System	83.8%	82.9%	0.9	pts	85.1%	84.0%	1.1	pts

Mainline Completion Factor	99.9%	99.9%	0.0	pts

Passengers Boarded	14,853,097	14,072,055	5.6%		144,402,309	138,763,536	4.1%

Cargo Ton Miles (000):	214,679	216,689	(0.9%)		1,982,627	1,960,882	1.1%

Endnote:

a  Results include flights operated under contract carrier arrangements

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